UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2016, Southcross Energy Partners, L.P. (the “Partnership”, “we,” “us” or “our”) entered into a limited waiver agreement and fourth amendment (the “Amendment”) to the Third Amended and Restated Revolving Credit Agreement with Wells Fargo, N.A., UBS Securities LLC and Barclays Bank PLC and a syndicate of lenders (the “Third A&R Revolving Credit Agreement”). The Amendment stipulates, among other things, that i) the deadline for funding an equity contribution to cure the financial covenant default under the Third A&R Revolving Credit Agreement for the quarter ended September 30, 2016 is extended from December 16, 2016 to January 12, 2017, and ii) the Third A&R Revolving Credit Agreement is amended to require that any account into which we deposit funds, securities or commodities be subject to a lien and control agreement for the benefit of the secured parties under the Third A&R Revolving Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Waiver and Fourth Amendment to Third Amended and Restated Revolving Credit Agreement, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders and other parties thereto, dated as of December 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

		By:	Southcross Energy Partners GP, LLC,
its general partner

	By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and Chief Financial Officer
Dated: December 12, 2016

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1
Waiver and Fourth Amendment to Third Amended and Restated Revolving Credit Agreement, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders and other parties thereto, dated as of December 9, 2016.